AGREEMENT AND PLAN OF Reorganization and liquidation

THIS AGREEMENT AND PLAN OF Reorganization and liquidation (the “Agreement”) is dated this 5th day of December, 2012, by American Funds Insurance Series, a Massachusetts business trust (“AFIS”), on behalf of two of its series: Global Discovery Fund (the “Acquired Fund”) and Global Growth Fund (the “Acquiring Fund”).

W I T N E S S E T H:

WHEREAS, each of the Acquired Fund and the Acquiring Fund is a series of AFIS, an open-end registered investment company;

WHEREAS, the parties hereto desire to provide for the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for shares of beneficial interest (“Shares”) of the Acquiring Fund and the assumption of all of the liabilities of the Acquired Fund, and for the distribution of such Shares immediately thereafter by the Acquired Fund pro rata to its shareholders in complete liquidation of the Acquired Fund and complete cancellation of the shares of the Acquired Fund (the “Reorganization”); and

Whereas, the Reorganization is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. The parties hereto hereby adopt this Agreement as a plan of reorganization with respect to the Reorganization within the meaning of Section 368 of the Code and the Treasury Regulations thereunder.

The share transfer books of the Acquired Fund shall be permanently closed on or before the Closing Date (as hereinafter defined) and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company of 1940, as amended (the “1940 Act”) received in proper form on or prior to the close of business on such date shall be fulfilled by the Acquired Fund. Redemption requests received by the Acquired Fund on or after the Closing Date from the holder of any class of shares of the Acquired Fund shall be treated as requests for the redemption of the same class of Shares of the Acquiring Fund to be distributed to the shareholder of such shares as provided in Section 5. Nothing contained herein shall be construed to prevent the Acquired Fund from closing the Acquired Fund to new investments at an earlier date, as determined by the Acquired Fund.

2. On the Closing Date, all of the assets of the Acquired Fund on that date shall be delivered to the Acquiring Fund and all of the liabilities of the Acquired Fund shall be assumed by the Acquiring Fund; and the number of Shares of each class of the Acquiring Fund having an aggregate value equal to the aggregate value of the net assets of the same class of Shares of the Acquired Fund shall be transferred and delivered to the Acquired Fund.

3. The net asset value of Shares of the Acquiring Fund and the value of the net assets of the Acquired Fund to be transferred shall in each case be determined as of the close of business of the New York Stock Exchange on the Closing Date. The computation of the net asset value of the Shares of the Acquiring Fund shall be done in the manner used by the Acquiring Fund in the computation of such net asset value per share as set forth in its prospectus. The methods used by the Acquiring Fund in such computation shall be applied to the valuation of the assets of the Acquired Fund to be transferred to the Acquiring Fund.

4. The closing of the Reorganization shall be at the office of Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071, at the close of business on May 17, 2013, or at such other time, date or place as the parties may designate or as provided below (the “Closing Date”).

If on or prior to the Closing Date either party has, pursuant to the 1940 Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Closing Date, then the other party to this Agreement shall be permitted to terminate this Agreement without liability to either party for such termination.

5. As soon as practicable on or after the Closing Date, the Acquired Fund shall distribute to those persons who were shareholders of the Acquired Fund on the Closing Date the relevant Shares the Acquiring Fund received by the Acquired Fund pursuant to this Agreement in liquidation of the Acquired Fund and cancellation of the outstanding shares of the Acquired Fund. For the purpose of the distribution by the Acquired Fund of the Shares of the Acquiring Fund to its shareholders, the Acquiring Fund shall promptly cause its transfer agent to credit an appropriate number of each class of Shares of the Acquiring Fund to each shareholder of the same class of shares of the Acquired Fund for each share that such shareholder held in the Acquired Fund, in accordance with a list (the “Shareholder List”) of its shareholders received from the Acquired Fund. No certificates for Shares of the Acquiring Fund will be issued in connection with the Reorganization.

The Shareholder List shall indicate, as of the Closing Date, the name and address of each shareholder of the Acquired Fund, the class of shares held by each such shareholder and such shareholder’s share balance. The Acquired Fund agrees to supply the Shareholder List to the Acquiring Fund on the Closing Date.

6. As soon as practicable, and in any event within one year after the closing, the Acquired Fund shall (a) file the appropriate documents with the proper state authorities to evidence the closing of this Agreement; and (b) be terminated as a separate series of AFIS.

7. Subsequent to the date of approval by the Board of Trustees of AFIS of the transactions contemplated by this Agreement and prior to the Closing Date, the Acquiring Fund and the Acquired Fund shall coordinate as to their respective portfolios so that, after the closing, the Acquiring Fund will be in compliance with all of its investment policies and restrictions. At the time of delivery of its portfolio securities for examination as provided in Section 8, the Acquired Fund shall provide to the Acquiring Fund a copy of a list setting forth the securities then owned by the Acquired Fund and the respective adjusted federal income tax basis thereof, including any additional information relevant to the characterization of such securities or distributions thereon in the hands of the Acquiring Fund.

8. Portfolio securities or written evidence acceptable to the Acquiring Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by the Acquired Fund pursuant to Rule 17f-4 under the 1940 Act shall be presented by the Acquired Fund to the Acquiring Fund or, at its request, to the custodian of the Acquiring Fund, for examination no later than five business days preceding the Closing Date, and shall be delivered, or transferred by appropriate transfer or assignment documents, by the Acquired Fund on the Closing Date to the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashiers checks, by bank wire payable to the order of the Acquiring Fund, or such other method as agreed to by the Acquiring Fund and the Acquired Fund prior to the Closing Date. The number of Shares of each share class of the Acquiring Fund being delivered against the securities and cash of the Acquired Fund, registered in the name of the Acquired Fund, shall be delivered to the Acquired Fund on the Closing Date. Such Shares shall thereupon be assigned by the Acquired Fund to its shareholders so that the Shares of the Acquiring Fund may be distributed as provided in Section 5.

If, at the Closing Date, the Acquired Fund is unable to make delivery under this Section 8 to the Acquiring Fund of any of the portfolio securities or cash of the Acquired Fund for the reason that any of such securities purchased by the Acquired Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to the Acquired Fund or the Acquired Fund’s custodian, then the delivery requirements of this Section 8 with respect to such undelivered securities or cash shall be waived and the Acquired Fund shall deliver to the Acquiring Fund by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to the Acquiring Fund, together with such other documents, including a due bill or due bills and brokers’ confirmation slips as may reasonably be required by the Acquiring Fund.

9. The Acquiring Fund shall assume all liabilities of the Acquired Fund, including those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Acquired Fund, prepared on behalf of the Acquired Fund, as of the Closing Date, in accordance with generally accepted accounting principles consistently applied from the prior audit period. The Acquiring Fund shall also assume all of the liabilities incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date which are not reflected on the Statement of Assets and Liabilities of the Acquired Fund described herein. Each party will pay all of the direct and indirect expenses and the out-of-pocket costs and expenses of the Reorganization that it incurs.

10. The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

(a) The Board of Trustees of AFIS shall have approved the transactions contemplated herein and authorized the execution of this Agreement on behalf of the Acquired Fund, and the Acquired Fund shall have furnished to the Acquiring Fund copies of resolutions to that effect; such approval shall have been in accordance with the provisions of Rule 17a-8 under the 1940 Act.

(b) The representations and warranties of the Acquired Fund contained herein shall be true and correct in all material respects at and as of the Closing Date.

(c) On the Closing Date, the Acquired Fund shall have provided to the Acquiring Fund information regarding the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to the Acquired Fund as of the Closing Date.

(d) The Acquiring Fund shall have received an opinion, dated as of the Closing Date, from Bingham McCutchen LLP, to the same effect as the opinion contemplated by Section 11.C of this Agreement.

11. The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

(a) The Board of Trustees of AFIS shall have approved the transactions contemplated by this Agreement and the Acquiring Fund shall have furnished to the Acquired Fund copies of resolutions to that effect; such approval shall have been in accordance with the provisions of Rule 17a-8 under the 1940 Act .

(b) The representations and warranties of the Acquiring Fund contained herein shall be true and correct in all material respects at and as of the Closing Date.

(c) The Acquired Fund shall have received an opinion from Bingham McCutchen LLP substantially to the effect that, based on certain assumptions and subject to certain representations of the Acquired Fund and the Acquiring Fund, to be delivered on the Closing Date, for federal income tax purposes:

(i) The Acquired Fund’s transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the Acquired Fund’s distribution of Shares of the Acquiring Fund to the Acquired Fund’s shareholders in complete liquidation of the Acquired Fund will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii) No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund solely for Shares of the Acquiring Fund pursuant to this Agreement;

(iii) The Acquired Fund will not recognize gain or loss upon the transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (B) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code and (C) any other gain or loss that may be required to be recognized as a result of any closing of the Acquired Fund’s taxable year or upon the transfer of a portfolio security regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code;

(iv) The Acquiring Fund will not recognize gain or loss upon its receipt of all of the Acquired Fund’s assets solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

(v) The aggregate basis of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund pursuant to this Agreement will be the same as the aggregate basis of such shareholders’ shares of the Acquired Fund surrendered in exchange therefor;

(vi) Each Acquired Fund shareholder’s holding period for the Shares of the Acquiring Fund received pursuant to this Agreement will include the period for which such shareholder held the Acquired Fund shares surrendered in exchange therefor, provided that such Acquired Fund shares were held by the shareholder as capital assets on the date of the exchange;

(vii) The basis in the hands of the Acquiring Fund of the assets transferred to the Acquiring Fund pursuant to this Agreement will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer; and

(viii) The holding period in the hands of the Acquiring Fund of the assets transferred to the Acquiring Fund pursuant to this Agreement, other than any asset with respect to which gain or loss is required to be recognized, will include the periods during which those respective assets were held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset).

12. The Acquired Fund hereby represents and warrants to the Acquiring Fund that:

(a) The Board of Trustees of AFIS has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquiring Fund copies of resolutions to that effect.

(b) The financial statements of the Acquired Fund as of June 30, 2011, heretofore furnished to the Acquiring Fund, present fairly the financial position, results of operations, changes in net assets, and total liabilities of the Acquired Fund as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and from June 30, 2011, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of the Acquired Fund, it being agreed that a decrease in the size of the Acquired Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.

(c) The prospectus of the Acquired Fund contained in the AFIS registration statement under the 1940 Act and the Securities Act of 1933, as amended (“1933 Act”), dated May 1, 2012, as amended and supplemented, is true, correct and complete, conforms to the requirements of the 1940 Act and the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Acquired Fund’s prospectus, as amended, was, as of the date of the filing of the last post-effective amendment thereto, true, correct and complete, conformed to the requirements of the 1940 Act and the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) There is no material contingent liability of the Acquired Fund and no material legal, administrative, or other proceeding or investigation pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund, that is not reflected in such prospectus.

(e) Except as set forth in this Agreement there are no material contracts outstanding to which the Acquired Fund is a party other than those ordinary in the conduct of its business.

(f) The Acquired Fund is a series of AFIS, which is a validly existing Massachusetts business trust.

(g) All federal and other tax returns and reports of the Acquired Fund required by law to have been filed have been timely filed, and all federal and other taxes shown as due on such returns and reports have been timely paid and to the best of the knowledge of the Acquired Fund no such return is currently under audit and no assessment has been proposed or asserted with respect to such returns.

(h) The Acquired Fund is a separate series of AFIS that is treated as a corporation separate from any and all other series of AFIS under Section 851(g) of the Code. The Acquired Fund has no earnings or profits accumulated with respect to any taxable year during which the provisions of Subchapter M of the Code did not apply to the Acquired Fund. For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a “regulated investment company,” has had in effect an election to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has distributed (or will distribute) substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any allowable capital loss carryover) that has accrued or been recognized through the Closing Date such that for all tax periods ending on or before the Closing Date the Acquired Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation prior to the calendar year that includes the Closing Date, the Acquired Fund has made (or will make) such distributions as are necessary so that for all calendar years ending on or before the Closing Date the Acquired Fund will not have any unpaid tax liability under Section 4982 of the Code.

(i) The Acquired Fund will transfer to the Acquiring Fund assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets held by the Acquired Fund immediately prior to the transaction contemplated by this Agreement. In calculating these percentages, amounts used by the Acquired Fund to pay its reorganization expenses and all redemptions and distributions (other than redemptions and distributions required pursuant to Section 22(e) of the 1940 Act or to enable the Acquired Fund to qualify as a regulated investment company) made by the Acquired Fund immediately prior to the transfer will be considered as assets held by the Acquired Fund immediately prior to the transfer.

(j) The Acquired Fund will distribute the Shares of the Acquiring Fund it receives pursuant to this Agreement (which will then constitute its only assets), in pursuance of the plan of reorganization represented by this Agreement.

(k) The Acquired Fund’s liabilities assumed by the Acquiring Fund and the liabilities, if any, to which the transferred assets of the Acquired Fund are subject were incurred in the ordinary course of business of the Acquired Fund and are associated with the assets transferred.

(l) The Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code, although it may have claims against certain debtors in such a Title 11 or similar case.

(m) As soon as practicable, but in no event later than 12 months following the date that all of the assets are transferred to the Acquiring Fund, the Acquired Fund will be terminated as a series of AFIS.

(n) The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets are subject.

(o) For each calendar quarter of its operation ending prior to the Closing Date, the Acquired Fund has complied with the diversification requirements imposed by Section 817(h) of the Code and the Treasury Regulations thereunder applicable to certain insurance company segregated asset accounts. At all relevant times, the Acquired Fund has been and is an investment company to which Treasury Regulations Section 1.817-5(f) applies.

13. The Acquiring Fund hereby represents and warrants to the Acquired Fund that:

(a) The Board of Trustees of AFIS has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquired Fund copies of resolutions to that effect.

(b) The financial statements of the Acquiring Fund heretofore furnished to the Acquired Fund present fairly the financial position, results of operations, and changes in net assets of the Acquiring Fund as of the date thereof, in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis; and from the date thereof through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of the Acquiring Fund, it being understood that a decrease in the size of the Acquiring Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.

(c) The prospectus of the Acquiring Fund contained in the registration statement of AFIS under the 1940 Act and the 1933 Act, dated May 1, 2012, as amended and supplemented, is true, correct and complete, conforms to the requirements of the 1940 Act and the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Acquiring Fund’s prospectus, as amended, was, as of the date of the filing of the last post-effective amendment thereto, true, correct and complete, conformed to the requirements of the 1940 Act and the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) There is no material contingent liability of the Acquiring Fund and no material, legal, administrative, or other proceeding or investigation pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund, not reflected in such prospectus.

(e) Except as set forth in this Agreement there are no material contracts outstanding to which the Acquiring Fund is a party other than those ordinary in the conduct of its business and there are no outstanding options or rights to acquire its Shares.

(f) The Acquiring Fund is a series of AFIS, which is a validly existing Massachusetts business trust and has all necessary and material federal, state and local authorizations to own all its properties and assets and to carry on its business as now being conducted; the Shares of beneficial interest of the Acquiring Fund which the Acquiring Fund issues to the Acquired Fund pursuant to this Agreement will be duly authorized, validly issued, fully-paid and non-assessable; the Shares will conform to the description thereof contained in the Acquiring Fund’s registration statement, and will be duly registered under the 1933 Act and the states where registration is required; and AFIS is duly registered under the 1940 Act and such registration has not been revoked or rescinded and is in full force and effect.

(g) The Shares of the Acquiring Fund constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code.

(h) The Acquiring Fund is a separate series of AFIS that is treated as a corporation separate from any and all other series of AFIS under Section 851(g) of the Code. The Acquiring Fund has no earnings or profits accumulated with respect to any taxable year during which the provisions of Subchapter M of the Code did not apply to the Acquiring Fund. For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a “regulated investment company,” has had in effect an election to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation ending prior to the Closing Date, the Acquiring Fund has distributed (or will distribute pursuant to the provisions of Section 855 of the Code) substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any capital loss carryover) such that for all tax periods ending prior to the Closing Date the Acquiring Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation ending prior to the Closing Date, the Acquiring Fund will have made such distributions as are necessary so that for all calendar years ending prior to the Closing Date the Acquiring Fund will not have any unpaid tax liability under Section 4982 of the Code.

(i) The Acquiring Fund has no plan or intention (i) to sell or dispose of any of the assets transferred by the Acquired Fund, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a regulated investment company or (ii) to acquire or redeem any of the Shares of the Acquiring Fund issued in the transactions contemplated by this Agreement either directly or through any transaction, agreement or arrangement with any other person, other than redemptions that the Acquiring Fund, in the ordinary course of its business as a series of an open-end investment company, makes when its shares are presented to it for redemption pursuant to Section 22(e) of the 1940 Act.

(j) For each calendar quarter of its operation ending prior to the Closing Date, the Acquiring Fund has complied with the diversification requirements imposed by Section 817(h) of the Code and the Treasury Regulations thereunder applicable to certain insurance company segregated asset accounts. At all relevant times, the Acquiring Fund has been and is an investment company to which Treasury Regulations Section 1.817-5(f) applies.

14. Each party hereby represents to the other that:

(a) No broker or finder has been employed by such party with respect to this Agreement or the transactions contemplated hereby.

(b) This Agreement is valid, binding and enforceable against such party in accordance with the terms and the execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any declaration of trust, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party.

(c) The fair market value of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund will be approximately equal to the fair market value of the shares of the Acquired Fund surrendered in exchange therefor.

(d) There is no inter-corporate indebtedness existing between such party and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

15. The obligations of each party under this Agreement shall be subject to the right of such party to abandon and terminate this Agreement without liability if the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or (ii) asserting a material liability of either party not disclosed on the date hereof, which proceeding has not been terminated or the threat thereof has not been removed prior to the Closing Date.

16. All prior or contemporaneous agreements and representations (written or oral) between the parties with respect to the transactions contemplated by this Agreement are merged into this Agreement, which constitutes the entire contract between the parties hereto and may not be changed or terminated orally.

17. This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of the parties hereto, notwithstanding approval hereof by the shareholders of the Acquired Fund, provided that no such amendment shall have a material adverse effect on the interests of the shareholders of the Acquired Fund after their approval hereof without their further approval.

18. At any time prior to the Closing Date, a party may waive compliance with any of the provisions made for its benefit contained herein by executing a written acknowledgement of such waiver.

19. Except as specified in the next sentence of this Section 19, the representations, warranties and covenants of the Acquiring Fund and the Acquired Fund contained in this Agreement or in any document delivered pursuant hereto or in connection herewith with respect to the Reorganization shall not survive the closing of the Reorganization. The covenants of the Acquiring Fund and the Acquired Fund to be performed after the Closing Date with respect to the Reorganization Fund shall survive the closing of the Reorganization.

20. The parties acknowledge and agree that this Agreement has been made and executed on behalf of the Acquired Fund and the Acquiring Fund and is not executed or made by the officers or Trustees of AFIS individually, but only as officers and Trustees under its charter documents and that the obligations of the Acquired Fund and the Acquiring Fund hereunder are not binding upon any of the Trustees, officers or shareholders of AFIS individually, but bind only the estate of the Acquiring Fund or the Acquired Fund, as appropriate.

22. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

23. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service, electronic mail or registered or certified mail, return receipt requested and addressed as follows:

To the Acquired Fund or the Acquiring Fund:	333 South Hope Street, 34th Floor
Los Angeles, California 90071
Attn: Steven I. Koszalka Secretary – American Funds Insurance Series
Email: siik@capgroup.com

24. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its officers thereunto duly authorized on the date first set forth above.

AMERICAN FUNDS INSURANCE SERIES

on behalf of its GLOBAL DISCOVERY FUND series

By: /s/ Michael J. Downer

Name: Michael J. Downer

Title: Executive Vice President and

Principal Executive Officer

AMERICAN FUNDS INSURANCE SERIES

on behalf of its GLOBAL GROWTH FUND series

By: /s/ Michael J. Downer

Name: Michael J. Downer

Title: Executive Vice President and

Principal Executive Officer

AMERICAN FUNDS INSURANCE SERIES

INSURANCE ADMINISTRATIVE SERVICES PLAN

Relating to its Class 4 shares

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that includes the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers Class 4 shares of beneficial interest;

WHEREAS, Capital Research and Management Company (the “Investment Adviser”) is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Investment Adviser and the Series have entered into Fund Participation Agreements (“FPA”) with insurance companies (“Insurance Companies”) that use shares of the Funds as underlying investments in variable insurance contracts and policies pursuant to which the Insurance Companies provide administrative services to contract owners, examples of which include maintaining records and providing certain Fund communications;

WHEREAS, the Insurance Companies are not compensated for these services under the FPAs with the Investment Adviser and the Series;

WHEREAS, the purpose of this Insurance Administrative Services Plan (the “Plan”) is to authorize the Series’ Class 4 shares to bear expenses of the provision of administrative services by the Insurance Companies (the “insurance administrative services”);

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Services. During the term of this Plan, the Insurance Companies shall perform the insurance administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Fees. In consideration of the insurance administrative services performed by the Insurance Companies for the Series’ Class 4 shares, the Series shall pay the Insurance Companies an insurance administrative fee of 0.25% of the average daily net assets of Class 4 shares, respectively.

3. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not
“interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

4. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

5. Termination of Plan. This Plan may be terminated as to each Fund’s Class 4 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class 4 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until December 31, 2012. It may thereafter be continued from year to year in the manner provided for in paragraph 3 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

6. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series or a share class thereof at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class 4 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

7. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class 4 shares of each Fund unless such amendment is approved by vote of a majority of the Class 4 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 3 hereof.

8. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

9. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class 4 shares unless the Series’ Independent Trustees otherwise provide.

10. Application to Funds. The provisions of this Plan shall apply separately to each fund and class of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 3, 5 and 7 hereof, shall be taken separately for each fund and class of the Series.

11. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 4 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officers thereunto duly authorized, as of December 5, 2012.

AMERICAN FUNDS INSURANCe SERIES

By: /s/ Donald D. O’Neal

Donald D. O’Neal

Vice Chairman

By: /s/ Steven I. Koszalka

Steven I. Koszalka

Secretary

EXHIBIT A

to the

Insurance Administrative Services Plan

Fund	Effective Date	Termination Date
Global Growth Fund	January 1, 2013	December 31, 2013
Global Small Capitalization Fund	January 1, 2013	December 31, 2013
Growth Fund	January 1, 2013	December 31, 2013
International Fund	January 1, 2013	December 31, 2013
New World Fund	January 1, 2013	December 31, 2013
Blue Chip Income and Growth Fund	January 1, 2013	December 31, 2013
Global Growth and Income Fund	January 1, 2013	December 31, 2013
Growth-Income Fund	January 1, 2013	December 31, 2013
International Growth and Income Fund	January 1, 2013	December 31, 2013
Asset Allocation Fund	January 1, 2013	December 31, 2013
Global Balanced Fund	January 1, 2013	December 31, 2013
Corporate Bond Fund	May 1, 2013	December 31, 2013
Bond Fund	January 1, 2013	December 31, 2013
Global Bond Fund	January 1, 2013	December 31, 2013
High-Income Bond Fund	January 1, 2013	December 31, 2013
Mortgage Fund	January 1, 2013	December 31, 2013
US Government/AAA-Rated Securities Fund	January 1, 2013	December 31, 2013
Cash Management Fund	January 1, 2013	December 31, 2013

EXHIBIT B

to the

Insurance Administrative Services Plan

The Insurance Companies shall provide administrative services, examples of which include:

1. Periodic Reconciliation. The Insurance Companies shall provide the Fund with sufficient information to allow for the periodic reconciliation of outstanding units of Insurance Company separate accounts and shares of the Funds.

2. Record Maintenance. To facilitate the reconciliation activities described in paragraph 1, the Insurance Companies shall maintain with respect to each subaccount holding the Funds’ Class 4 shares and each contract owner for whom such shares are beneficially owned the following records:

a.	Number of shares;
b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
c.	Name and address and taxpayer identification numbers;
d.	Records of distributions and dividend payments; and
e.	Any transfers of shares.

3. Fund Information. The Insurance Companies shall respond to inquiries from contract owners regarding the Funds, including questions about the Funds’ objectives and investment strategies.

4. Shareholder Communications. The Insurance Companies shall provide for the delivery of certain Fund-related materials as required by applicable law or as requested by contract owners. The Fund related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The insurance companies shall respond to inquiries from contract owners relating to the services provided by them and inquiries relating to the Funds.

5. Transactional Services. The Insurance Companies shall (a) communicate to the Funds’ transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Subaccounts and contract owners, mergers, splits and other reorganization activities of the Funds.

6. Other Information. The Insurance Companies shall provide to the Subaccounts and contract owners such other information as shall be required under applicable law and regulations.

AMERICAN FUNDS INSURANCE SERIES

INSURANCE ADMINISTRATIVE SERVICES PLAN

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that includes the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers Class P1 and P2 shares of beneficial interest;

WHEREAS, Capital Research and Management Company (the “Investment Adviser”) is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Investment Adviser and the Series have entered into Fund Participation Agreements (“FPA”) with insurance companies (“Insurance Companies”) that use shares of the Funds as underlying investments in variable insurance contracts and policies pursuant to which the Insurance Companies provide administrative services to contract owners, examples of which include maintaining records and providing certain Fund communications;

WHEREAS, the Insurance Companies are not compensated for these services under the FPAs with the Investment Adviser and the Series;

WHEREAS, the purpose of this Insurance Administrative Services Plan (the “Plan”) is to authorize the Series’ Class P1 and P2 shares to bear expenses of the provision of administrative services by the Insurance Companies (the “insurance administrative services”);

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Services. During the term of this Plan, the Insurance Companies shall perform the insurance administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Fees. In consideration of the insurance administrative services performed by the Insurance Companies for the Series’ Class P1 shares and Class P2 shares, the Series shall pay the Insurance Companies an insurance administrative fee of 0.25% of the average daily net assets of Class P1 shares and Class P2 shares, respectively.

3. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not
“interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

4. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

5. Termination of Plan. This Plan may be terminated as to each Fund’s Class P1 or P2 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class P1 or P2 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until December 31, 2012. It may thereafter be continued from year to year in the manner provided for in paragraph 3 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

6. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series or a share class thereof at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class P1 or P2 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

7. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class P1 shares or the Class P2 shares of each Fund unless such amendment is approved by vote of a majority of the Class P1 shares or Class P2 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 3 hereof.

8. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

9. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class P1 shares or Class P2 shares unless the Series’ Independent Trustees otherwise provide.

10. Application to Funds. The provisions of this Plan shall apply separately to each fund and class of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 3, 5 and 7 hereof, shall be taken separately for each fund and class of the Series.

11. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 4 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officers thereunto duly authorized, as of September 17, 2012.

AMERICAN FUNDS INSURANCe SERIES

By: /s/ Donald D. O’Neal

Donald D. O’Neal

Vice Chairman

By: /s/ Steven I. Koszalka

Steven I. Koszalka

Secretary

EXHIBIT A

to the

Insurance Administrative Services Plan

Fund	Effective Date	Termination Date
Protected Growth Fund	April 26, 2013	December 31, 2013
Protected Growth-Income Fund	April 26, 2013	December 31, 2013
Protected Blue Chip Income and Growth Fund	April 26, 2013	December 31, 2013
Protected New World Fund	April 26, 2013	December 31, 2013
Protected Asset Allocation Fund	January 1, 2013	December 31, 2013

EXHIBIT B

to the

Insurance Administrative Services Plan

The Insurance Companies shall provide administrative services, examples of which include:

1. Periodic Reconciliation. The Insurance Companies shall provide the Fund with sufficient information to allow for the periodic reconciliation of outstanding units of Insurance Company separate accounts and shares of the Funds.

2. Record Maintenance. To facilitate the reconciliation activities described in paragraph 1, the Insurance Companies shall maintain with respect to each subaccount holding the Funds’ Class P1 and P2 shares and each contract owner for whom such shares are beneficially owned the following records:

a.	Number of shares;
b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
c.	Name and address and taxpayer identification numbers;
d.	Records of distributions and dividend payments; and
e.	Any transfers of shares.

3. Fund Information. The Insurance Companies shall respond to inquiries from contract owners regarding the Funds, including questions about the Funds’ objectives and investment strategies.

4. Shareholder Communications. The Insurance Companies shall provide for the delivery of certain Fund-related materials as required by applicable law or as requested by contract owners. The Fund related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The insurance companies shall respond to inquiries from contract owners relating to the services provided by them and inquiries relating to the Funds.

5. Transactional Services. The Insurance Companies shall (a) communicate to the Funds’ transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Subaccounts and contract owners, mergers, splits and other reorganization activities of the Funds.

6. Other Information. The Insurance Companies shall provide to the Subaccounts and contract owners such other information as shall be required under applicable law and regulations.

AMENDMENT TO

SUB-ADMINISTRATION AGREEMENT

Dated as of April 26, 2013

This Amendment is made and is effective as of April 26, 2013 by and among Capital RESEARCH AND MANAGEMENT COMPANY, a California corporation whose principal place of business is at 333 South Hope Street, Los Angeles, CA 90071 (the “Customer"), AMERICAN FUNDS INSURANCE SERIES, a Massachusetts business trust (the “Series”) and THE BANK OF NEW YORK MELLON, whose principal place of business is at One Wall Street, New York, NY 10286 (“Service Provider”).

WHEREAS, the Customer, the Series and Service Provider are parties to a Sub-Administration Agreement dated as of September 28, 2012 (the “Agreement”);

WHEREAS, the parties to the Agreement desire to amend the Agreement for the purposes of amending and restating the List of Funds at Exhibit A to the Agreement (each fund listed, a “Fund”); and

WHEREAS, the Customer desires to appoint Service Provider to provide the Services (as such term is described in the Agreement) with respect to each Fund and Service Provider agrees to provide the Services with respect to each Fund;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1. The Agreement is hereby amended by deleting in its entirety Exhibit A; List of Funds, and replacing it with the amended and restated Exhibit A; List of Funds attached hereto.

2. Miscellaneous:

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement as it relates to the subject matter set forth herein, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: _____________________________________

Name:

Title:

AMERICAN FUNDS INSURANCE SERIES,

ON BEHALF OF EACH FUND

By: _____________________________________

Name:

Title:

THE BANK OF NEW YORK MELLON

By: _____________________________________

Name:

Title:

EXHIBIT A

LIST OF FUNDS

Protected Asset Allocation Fund (American Funds Insurance Series)

Managed Risk Growth Fund (American Funds Insurance Series)

Managed Risk Growth-Income Fund (American Funds Insurance Series)

Managed Risk International Fund (American Funds Insurance Series)

Managed Risk Blue Chip Income and Growth Fund (American Funds Insurance Series)

AMERICAN FUNDS INSURANCE SERIES

Amended and Restated ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that consists of the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers one or more of the following share classes of beneficial interest: Class 1, Class 2, Class 3, Class 4, Class P1 and Class P2;

WHEREAS, Capital Research and Management Company (the “Investment Adviser”) is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Series wishes to have the Investment Adviser assist financial advisers and other intermediaries with their provision of service to contract owners who invest in variable insurance contracts and policies that use the funds in the Series as underlying investments and to arrange for and coordinate, monitor and oversee the activities performed by insurance companies that offer such contracts to investors (the “administrative services”);

WHEREAS, the Investment Adviser is willing to perform or to cause to be performed such administrative services for the Series’ shares on the terms and conditions set forth herein; and

WHEREAS, the Series and the Investment Adviser wish to enter into an Amended and Restated Administrative Services Agreement (“Agreement”) whereby the Investment Adviser would perform or cause to be performed such administrative services for each Fund’s shares;

NOW, THEREFORE, the parties agree as follows:

1. Services. During the term of this Agreement, the Investment Adviser shall perform or cause to be performed the administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Fees. In consideration of administrative services performed by the Investment Adviser for the Series’ Class 1 shares, Class 2 shares, Class 3 shares, Class 4 shares, Class P1 shares and Class P2 shares the Series shall pay the Investment Adviser an administrative services fee (“administrative fee”) of 0.01% of the average daily net assets of Class 1 shares, Class 2 shares, Class 3 shares and Class 4 shares. Class P1 shares and Class P2 shares shall not be subject to an administrative fee. The administrative fee shall be invoiced and paid within 30 days after the end of the month in which the administrative services were performed.

3. Effective Date and Termination of Agreement. This Agreement shall become effective on December 14, 2012 and unless terminated sooner it shall continue in effect until December 31, 2012. It may thereafter be continued from year to year only with the approval of a majority of those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to it (the “Independent Trustees”). The effective and termination dates of this Agreement with respect to the Funds are set forth on Exhibit A. This Agreement may be terminated as to the Series as a whole or any Fund in the Series or class of shares of the Funds individually at any time by vote of a majority of the Independent Trustees. The Investment Adviser may terminate this agreement upon sixty (60) days’ prior written notice to the Series.

4. Amendment. This Agreement may not be amended to increase materially the fees payable under this Agreement unless such amendment is approved by the vote of a majority of the Independent Trustees.

5. Assignment. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term “assignment” shall have the meaning set forth in the 1940 Act. Notwithstanding the foregoing, the Investment Adviser is specifically authorized to contract with its affiliates for the provision of administrative services on behalf of the Series.

6. Issuance of Series of Shares. This Agreement may be adopted, amended, continued or renewed with respect to an additional series of shares as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of shares of the Series.

7. Choice of Law. This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate original by its officers thereunto duly authorized, as of December 5, 2012.

CAPITAL RESEARCH AND MANAGEMENT COMPANY	AMERICAN FUNDS INSURANCe SERIES

By:/s/ Timothy D. Armour	By:/s/ Donald D. O’Neal
Timothy D. Armour,	Donald D. O’Neal,
President	Vice Chairman

By:/s/ Michael J. Downer	By:/s/ Steven I. Koszalka
Michael J. Downer,	Steven I. Koszalka,
Senior Vice President and Secretary	Secretary

EXHIBIT A

to the

Administrative Services Agreement

Fund	Effective Date	Termination Date
Global Discovery Fund[1]	January 1, 2013	December 31, 2013
Global Growth Fund	January 1, 2013	December 31, 2013
Global Small Capitalization Fund	January 1, 2013	December 31, 2013
Growth Fund[2]	January 1, 2013	December 31, 2013
International Fund[2]	January 1, 2013	December 31, 2013
New World Fund	January 1, 2013	December 31, 2013
Blue Chip Income and Growth Fund	January 1, 2013	December 31, 2013
Global Growth and Income Fund	January 1, 2013	December 31, 2013
Growth-Income Fund[2]	January 1, 2013	December 31, 2013
International Growth and Income Fund	January 1, 2013	December 31, 2013
Asset Allocation Fund[2]	January 1, 2013	December 31, 2013
Global Balanced Fund	January 1, 2013	December 31, 2013
Bond Fund	January 1, 2013	December 31, 2013
Corporate Bond Fund	May 1, 2013	December 31, 2013
Global Bond Fund	January 1, 2013	December 31, 2013
High-Income Bond Fund[2]	January 1, 2013	December 31, 2013
Mortgage Fund	January 1, 2013	December 31, 2013
US Government/AAA-Rated Securities Fund[2]	January 1, 2013	December 31, 2013
Cash Management Fund[2]	January 1, 2013	December 31, 2013

Protected Growth Fund[3]	April 26, 2013	December 31, 2013
Protected Growth-Income Fund[3]	April 26, 2013	December 31, 2013
Protected Blue Chip Income and Growth Fund[3]	April 26, 2013	December 31, 2013
Protected New World Fund[3]	April 26, 2013	December 31, 2013
Protected Asset Allocation Fund[3]	January 1, 2013	December 31, 2013

[1] Does not offer Class 4 shares
[2] Fund offers Class 3 shares
[3] Offers Class P1 and P2 shares only. Does not offer Class 1, 2, 3, or 4 shares.

EXHIBIT B

to the

Administrative Services Agreement

1. Assisting Financial Intermediaries in their Provision of Shareholder Services

The Investment Adviser shall assist financial advisers and other intermediaries in their provision of services to contract owners who invest in variable insurance contracts and polices that use the Funds in the Series as underlying investments. Such assistance shall include, but not be limited to, responding to a variety of inquiries such as Series investment policies and Series market timing policies. In addition, the Investment Adviser shall provide such intermediaries with in-depth information on current market developments and economic trends/forecasts and their effects on the Series and detailed Series analytics, and such other matters as may reasonably be requested by financial advisers or other intermediaries to assist them in their provision of service to contract owners.

2. Coordination, Oversight and Monitoring of Insurance Companies

The Investment Adviser shall monitor, coordinate and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and policies. In doing so the Investment Adviser shall establish procedures to monitor the activities of such insurance companies. These procedures may, but need not, include monitoring: (i) telephone queue wait times; (ii) telephone abandon rates; (iii) website and voice response unit downtimes; (iv) downtime of the third party’s shareholder account recordkeeping system; (v) the accuracy and timeliness of financial and non-financial transactions; (vi) compliance with the Fund prospectus; and (vii) the frequent trading policies of the insurance companies to determine whether such policies are reasonably designed to enforce the frequent trading policies of the Series.

AMERICAN FUNDS INSURANCE SERIES

AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

1. The parties to this Amended and Restated Agreement (the “Agreement”), which is effective as of December 14, 2012 are American Funds Insurance Series, a Massachusetts business trust (hereinafter called “the Series”) and American Funds Service Company, a California corporation (hereinafter called “AFS”). The Series consists of the portfolios set forth on Exhibit A (“Funds”). AFS is a wholly owned subsidiary of Capital Research and Management Company (hereinafter called “CRMC”). This Agreement will continue in effect until amended or terminated in accordance with its terms. The effective dates of this Agreement with respect to the Funds are set forth on Exhibit A.

2. The Series hereby employs AFS, and AFS hereby accepts such employment by the Series, as its transfer agent. In such capacity AFS will provide the services of stock transfer agent, dividend disbursing agent, redemption agent, and such additional related services as the Series may from time to time require, in respect of Class 1, Class 2, Class 3, Class 4, Class P1 and Class P2 shares of the Funds as set forth on Exhibit A, all of which services are sometimes referred to herein as “shareholder services.” In addition, AFS assumes responsibility for the Series’ implementation and compliance with the procedures set forth in the Anti-Money Laundering Program (“AML Program”) of the Series and does hereby agree to provide all records relating to the AML Program to any federal examiner of the Series upon request.

3. AFS has entered into substantially identical agreements with other investment companies for which CRMC serves as investment adviser. (For the purposes of this Agreement, such investment companies, including the Series, are called “participating investment companies.”)

4. AFS has entered into an agreement with DST Systems, Inc. (hereinafter called “DST”), to provide AFS with electronic data processing services sufficient for the performance of the shareholder services referred to in paragraph 2.

5. The Series, together with the other participating investment companies, will maintain a Review and Advisory Committee, which Committee will review and may make recommendations to the boards of the participating investment companies regarding all fees and charges provided for in this Agreement, as well as review the level and quality of the shareholder services rendered to the participating investment companies and their shareholders. Each participating investment company may select one director or trustee who is not affiliated with CRMC, or any of its affiliated companies, or with Washington Management Corporation or any of its affiliated companies, to serve on the Review and Advisory Committee.

6. AFS will provide to the participating investment companies the shareholder services referred to herein in return for the following fees:

Annual account maintenance fee (paid monthly):

Fee per account (annual rate)	Rate
Full service account	$16.00

The fees described above shall be invoiced and paid within 30 days after the end of the month in which the services were performed.

Any revision of the schedule of charges set forth herein shall require the affirmative vote of a majority of the members of the board of trustees of the Series.

7. a. All Fund-specific charges from third parties -- including DST charges, payments described in the next sentence, postage, NSCC transaction charges and similar out-of-pocket expenses -- will be passed through directly to the Series or other participating investment companies, as applicable. AFS, subject to approval of its board of directors, is authorized in its discretion to negotiate payments to third parties for account maintenance and/or transaction processing services described in paragraph 7.b. provided such payments do not exceed the anticipated savings to the Series, either in fees payable to AFS hereunder or in other direct Series expenses, that AFS reasonably anticipates would be realized by the Series from using the services of such third party rather than maintaining the accounts directly on AFS’ books and/or processing non-automated transactions.

b. During the term of this Agreement, AFS shall perform or cause to be performed the shareholder services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

8. It is understood that AFS may have income in excess of its expenses and may accumulate capital and surplus. AFS is not, however, permitted to distribute any net income or accumulated surplus to its parent, CRMC, in the form of a dividend without the affirmative vote of a majority of the members of the boards of directors/trustees of the Series and all participating investment companies.

9. This Agreement may be amended at any time by mutual agreement of the parties, with agreement of the Series to be evidenced by affirmative vote of a majority of the members of the board of trustees of the Series.

10. This Agreement may be terminated on 180 days’ written notice by either party. In the event of a termination of this Agreement, AFS and the Series will each extend full cooperation in effecting a conversion to whatever successor shareholder service provider(s) the Series may select, it being understood that all records relating to the Series, the Funds and the Funds’ shareholders are property of the Series.

11. In the event of a termination of this Agreement by the Series, the Series will pay to AFS as a termination fee each Fund’s proportionate share of any costs of conversion of the Fund’s shareholder service from AFS to a successor. In the event of termination of this Agreement and all corresponding agreements with all the participating investment companies, all assets of AFS will be sold or otherwise converted to cash, with a view to the liquidation of AFS when it ceases to provide shareholder services for the participating investment companies. To the extent any such assets are sold by AFS to CRMC and/or any of its affiliates, such sales shall be at fair market value at the time of sale as agreed upon by AFS, the purchasing company or companies, and the Review and Advisory Committee. After all assets of AFS have been converted to cash and all liabilities of AFS have been paid or discharged, an amount equal to any capital or paid-in surplus of AFS that shall have been contributed by CRMC or its affiliates shall be set aside in cash for distribution to CRMC upon liquidation of AFS. Any other capital or surplus and any assets of AFS remaining after the foregoing provisions for liabilities and return of capital or paid-in surplus to CRMC shall be distributed to the participating investment companies in such proportions as may be determined by the Review and Advisory Committee.

12. In the event of disagreement between the Series and AFS, or between the Series and other participating investment companies as to any matter arising under this Agreement, which the parties to the disagreement are unable to resolve, the question shall be referred to the Review and Advisory Committee for resolution. If the Review and Advisory Committee is unable to resolve the question to the satisfaction of both parties, either party may elect to submit the question to arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the original parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the party electing to submit the question to arbitration.

13. The obligations of the Series under this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Series or each Fund individually, but bind only the Series and each Fund. AFS agrees to look solely to the assets of each Fund for the satisfaction of any liability of the Funds in respect to this Agreement and will not seek recourse against such trustees, officers, employees, agents or shareholders, or any of them or their personal assets for such satisfaction.

IN WITNESS WHEREOF, the Series has caused this Agreement to be executed by its officers thereunto duly authorized, as of December 5, 2012.

AMERICAN FUNDS SERVICE COMPANY	AMERICAN FUNDS INSURANCE SERIES

By/s/ J. Steven Duncan	By/s/ Donald D. O’Neal
J. Steven Duncan	Donald D. O’Neal
President	Vice Chairman

By/s/ Angela M. Mitchell	By/s/ Steven I. Koszalka
Angela M. Mitchell	Steven I. Koszalka
Secretary	Secretary

EXHIBIT A

to the

Shareholder Services Agreement

Fund	Effective Date
Global Discovery Fund[1]	January 1, 2103
Global Growth Fund	January 1, 2103
Global Small Capitalization Fund	January 1, 2103
Growth Fund[2]	January 1, 2103
International Fund[2]	January 1, 2103
New World Fund	January 1, 2103
Blue Chip Income and Growth Fund	January 1, 2103
Global Growth and Income Fund	January 1, 2103
Growth-Income Fund[2]	January 1, 2103
International Growth and Income Fund	January 1, 2103
Asset Allocation Fund[2]	January 1, 2103
Global Balanced Fund	January 1, 2103
Bond Fund	January 1, 2103
Corporate Bond Fund	May 1, 2013
Global Bond Fund	January 1, 2103
High-Income Bond Fund[2]	January 1, 2103
Mortgage Fund	January 1, 2103
US Government/AAA-Rated Securities Fund[2]	January 1, 2103
Cash Management Fund[2]	January 1, 2103

Protected Growth Fund[3]	April 26, 2013
Protected Growth-Income Fund [3]	April 26, 2013
Protected Blue Chip Income and Growth Fund[3]	April 26, 2013
Protected New World Fund[3]	April 26, 2013
Protected Asset Allocation Fund[3]	January 1, 2013

[1] Does not offer Class 4 shares
[2] Fund offers Class 3 shares
[3] Offers Class P1 and P2 shares only. Does not offer Class 1, 2, 3 or 4 shares.

Exhibit B

to the

Amended and Restated Shareholder Services Agreement

AFS shall act, as necessary, as stock transfer agent, dividend disbursing agent and redemption agent for the Series’ shares and shall provide such additional related services as the Series’ shares may from time to time require.

1. Record Maintenance

AFS shall maintain with respect to each shareholder holding the Series’ shares the following records:

a. Number of shares;

b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c. Name and address of the shareholder, including zip codes and social security numbers or taxpayer identification numbers;

d. Records of distributions and dividend payments; and

e. Any transfers of shares.

2. Shareholder Communications

AFS shall:

a. Deliver current Series summary prospectuses, prospectuses and statements of additional information and annual and other periodic reports upon shareholder request, and, as applicable, with confirmation statements.

b. Deliver statements to shareholders on no less frequently than a quarterly basis showing, among other things, the number of shares of each Fund in the Series owned by such shareholder and the net asset value of shares of the Fund as of a recent date.

c. Produce and deliver to shareholders confirmation statements reflecting purchases and redemptions of shares of each Fund in the Series.

d. Respond to shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates.

3. Transactional Services

AFS shall communicate to shareholders, as to shares of the Series, purchase, redemption and exchange orders reflecting the orders it receives from shareholders. AFS shall also communicate to shareholders mergers, splits and other reorganizations.

4. Tax Information Returns and Reports

AFS shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting: (i) dividends and other distributions made; (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations; and (iii) gross proceeds of sales transactions as required.

5. Fund Communications

AFS shall, upon request by the Series, on each business day, report the number of shares on which the transfer agency fee is to be paid pursuant to this Agreement. AFS shall also provide the Series with a monthly invoice.

6. Coordination, Oversight and Monitoring of Insurance Companies

As set forth in the Administrative Services Agreement between the Series and CRMC, CRMC shall coordinate, monitor and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and polices. AFS shall monitor the insurance companies’ provision of services, including the delivery of contract holder account statements and all Series-related materials, including summary prospectuses and/or prospectuses, shareholder reports, and proxies.